Exhibit 99.2

CLEARDOC, INC. AND SUBSIDIARY

UNAUDITED CONSOLIDATED BALANCE SHEET

Period Ended September 30, 2024

	September 30, 2024	December 31, 2023
ASSETS

CURRENT ASSETS
Cash	$610,826	$720,633
Accounts receivable, net	528,391	810,408
Current portion of deferred sales commissions	473,264	638,647
Prepaid expenses	58,837	72,824

TOTAL CURRENT ASSETS	1,671,318	2,242,512

DEFERRED SALES COMMISSIONS, less current portion	259,306	372,571
PROPERTY AND EQUIPMENT, net	4,135	5,977
IDENTIFIABLE INTANGIBLE ASSETS, net	276,464	363,376
GOODWILL	312,883	312,883
TOTAL ASSETS	$2,524,106	$3,297,319

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable	$181,764	$236,653
Accrued expenses	311,625	432,710
Current portion of long term debt	431,429	275,000
Current portion of line of credit	-	120,480
Current portion of deferred revenue	2,725,491	3,022,841
TOTAL CURRENT LIABILITIES	3,650,309	4,101,724

DEFERRED REVENUE, less current portion above	107,070	149,033
LONG TERM DEBT, less current portion above	71,904	300,000
LINE OF CREDIT, less current portion above	-	109,520
TOTAL LIABILITIES	3,829,283	4,646,238
MEZZANINE EQUITY
Series A convertible preferred stock, value of $7.8941 per share; 2,501,849 shares authorized, 2,415,046 shares issued and outstanding as of September 30, 2024, net of issuance costs	18,900,800	18,900,800
Series Seed-1 convertible preferred stock, value of $1.6819 per share; 1,525,654 shares authorized, 1,451,191 shares issued and outstanding as of September 30, 2024, net of issuance costs	2,412,888	2,412,888
Series Seed-2 convertible preferred stock, value of $.9687 per share; 1,261,530 shares authorized, 1,121,610 shares issued and outstanding as of September 30, 2024, net of issuance costs	1,074,097	1,074,097
Series Seed-3 convertible preferred stock, par value of $1.2916 per share; 547,837 shares authorized, 519,963 shares issued and outstanding as of September 30, 2024, net of issuance costs	663,920	663,920
Series Seed-4 convertible preferred stock, value of $1.7868 per share; 85,458 shares authorized, 74,379 shares issued and outstanding as of September 30, 2024, net of issuance costs	131,384	131,384
TOTAL MEZZANINE EQUITY	23,183,089	23,183,089
Common stock, par value of $0.00001 per share; 11,000,000 shares authorized; 2,885,943 shares issued and outstanding as of September 30, 2024,	29	29
Additional paid in capital	1,880,058	1,871,690

TOTAL CAPITAL CONTRIBUTED	25,063,176	25,054,808

Accumulated deficit	(26,368,353)	(26,403,727)
TOTAL STOCKHOLDERS’ DEFICIT	(1,305,177)	(1,348,919)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$2,524,106	$3,297,319

1

CLEARDOC, INC. AND SUBSIDIARY

UNAUDITED CONSOLIDATED STATEMENT OF OPERATION

Period Ended September 30, 2024 (Unaudited)

	September 30, 2024	September 30, 2023
NET REVENUE	$4,770,225	$5,741,637
COST OF REVENUE	581,540	743,398
GROSS PROFIT	4,188,685	4,998,239

OPERATING EXPENSES	4,116,732	6,269,568
OPERATING LOSS	71,953	(1,271,329)

OTHER INCOME (EXPENSE)
Other income	14,367	20,629
Interest expense, net	(50,946)	(54,095)
TOTAL OTHER INCOME (EXPENSE)	(36,579)	(33,466)
LOSS BEFORE INCOME TAXES	35,374	(1,304,795)
INCOME TAX BENEFIT	-	-
NET LOSS	$35,374	$(1,304,795)

2

CLEARDOC, INC. AND SUBSIDIARY CONSOLIDATED

UNAUDITED STATEMENT OF CASH FLOWS

Period Ended September 30, 2024

	September 30, 2024	September 30, 2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$35,374	$(1,304,795)
Adjustments to reconcile net loss to net cash flows from
Operating activities:
Depreciation and amortization	94,606	99,545
Provision for credit losses	11,562	28,688
Amortization of deferred sales commissions	165,383	151,497
Amortization of deferred financing costs reflected as interest expense	2,959	2,959
Stock-based compensation	8,368	130,126
Change in operating assets:
Accounts receivable	270,456	476,635
Deferred sales commissions	113,264	161,358
Prepaid expenses	13,986	76,966
Change in operating liabilities: Accounts payable	(54,890)	(434,634)
Accrued expenses	(121,085)	(440,541)
Deferred revenue	(339,313)	(777,772)
NET CASH FLOWS FROM OPERATING ACTIVITIES	200,670	(1,829,968)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of intangible assets	(8,811)	(5,415)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from exercise of stock options	-	888
Payments of long-term debt	(301,667)	(100,000)
Proceeds from long-term debt	-	750,000
NET CASH FLOWS FROM FINANCING ACTIVITIES	(301,667)	650,888
NET CHANGE IN CASH	(109,808)	(1,184,495)
CASH, BEGINNING OF YEAR	720,633	1,966,147
CASH, END OF YEAR	$610,825	$781,652
SUPPLEMENTAL CASH FLOWS INFORMATION
Interest paid	$47,987	$51,136

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CLEARDOC, INC. AND SUBSIDIARY

UNAUDITED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

Period Ended September 30, 2024 (Unaudited)

	Convertible Preferred Stock												Additional		Total Stockholders’
	Series A		Series Seed-1		Series Seed-2		Series Seed-3		Series Seed-4		Common Stock		Paid in	Accumulated	Equity
	Shares	Dollars	Shares	Dollars	Shares	Dollars	Shares	Dollars	Shares	Dollars	Shares	Dollars	Capital	Deficit	(Deficit)
Balance, January 1, 2024,	2,415,046	$19,064,628	1,451,191	$2,440,758	1,121,610	$1,086,50	519,963	$671,58	74,379	$132,90	2,885,943	$29	$1,871,690	$(26,403,727)	$(1,348,919)

Exerciseofstock options	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Stock-basedcompensation	-	-	-	-	-	-	-	-	-	-	-	-	8,368	-	8,368
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	35,374	35,374
Balance, September 30, 2024	2,415,046	$19,064,628	1,451,191	$2,440,758	1,121,610	$1,086,503	519,963	$671,589	74,379	132,901	2,885,943	$29	$1,880,058	$(26,368,353)	$(1,305,177)

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(1)	Summary of significant accounting policies

Principles of consolidation – The accompanying financial statements include the accounts of ClearDoc, Inc., a Delaware corporation incorporated on February 9, 2017, and its wholly owned subsidiary, Balloon Technologies, Inc. (collectively, the “Company”). All intercompany profits, transactions and balances have been eliminated in consolidation.

Nature of operations – The Company is a remote video capture technology provider headquartered in New York, New York. The Company provides subscription-based software as a service (“SaaS”) offering to enterprise, media, entertainment and agency teams to remotely control, direct, script, film, and collaborate on high definition video projects from a mobile device or webcam.

Use of estimates – The preparation of these financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities, at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management’s significant estimates and assumptions include the deferred income tax valuation allowance. Actual results could differ from those estimates.

Cash – The Company’s cash consists of cash on hand and demand deposits held by financial institutions. At times, the Company maintains cash deposits in financial institutions in excess of federally insured limits. For the period ended September 30, 2024, the uninsured portion of cash deposits held by financial institutions was $360,826. Management monitors the cash in excess of these limits and believes the risk of loss is negligible.

Adoption of new accounting standard – On January 1, 2023, the Company implemented Accounting Standards Update (“ASU”) No. 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, and all of the related amendments using the modified retrospective method. The adoption of Accounting Standards Codification (“ASC”) Topic 326 did not have a material impact on the Company’s financial position, results of operations, or cash flows. As such, the Company did not make any adjustments to its financial position upon adoption.

Accounts receivable, net – The Company grants unsecured credit to all qualified customers. Billings and other consideration received on contracts in excess of related revenues recognized are recorded as advances from customers within deferred revenue. Interest is not charged on past- due accounts. When necessary, the Company maintains an allowance for credit losses based on the best estimate of the amounts that will not be collected, which includes consideration of past events, current conditions, and forecasts of future expectations. If actual bad debts differ from the reserves calculated, the Company records an adjustment to bad debt expense in the period in which the difference occurs. For the period ended September 30, 2024, the Company had an allowance for credit losses of $14,723.

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(1)	Summary of significant accounting policies (continued)

Deferred sales commissions – Sales commissions earned by the Company’s sales force are considered incremental and recoverable costs of obtaining a contract with a customer. Sales commissions for initial contracts are deferred and then amortized on a straight-line basis over a period of benefit the Company has determined to be three years. The Company determined the period of benefit by taking into consideration the average contractual customer term, technology obsolescence and other factors.

Property and equipment, net – Property and equipment, which consists of computer equipment, is stated at cost less accumulated depreciation. Depreciation for computer equipment is charged to expense on the straight-line basis over a five-year estimated useful life. The Company does not own any other property and equipment as employees work remotely and an office building is not currently utilized.

Goodwill – The Company has adopted ASU 2017-04, Intangibles – Goodwill and Other (Topic 350) – Simplifying the Test for Goodwill Impairment. Upon election of this accounting alternative for evaluating goodwill impairment triggering events, the Company performs a goodwill impairment triggering event evaluation only as of the end of each reporting period. The entity manages as one segment and integrates any acquired entities fully onto the Company’s platform, which is determined to be the reporting unit. A qualitative assessment is performed to determine whether the existence of events or circumstances leads to a determination that it is more likely than not the fair value of a reporting unit is less than the carrying amount, including goodwill. If, based on the evaluation, it is determined to be more likely than not that the fair value of a reporting unit is less than the carrying value, then goodwill is tested further for impairment. The quantitative impairment test consists of calculating the fair value of a reporting unit and comparing it to the carrying amount, including goodwill. The goodwill impairment loss, if any, is measured as the amount by which the carrying amount of a reporting unit, including goodwill, exceeds its fair value. Subsequent increases in goodwill value are not recognized in the consolidated financial statements.

Identifiable intangible assets, net – Identifiable intangible assets consist of video material licenses, a web domain, patents, trademarks, customer relationships, non-compete agreements, and technology, which are stated at cost, with the exception of assets acquired in a business combination which are capitalized at their initial fair values and are being amortized ratably over their estimated useful lives. Identifiable intangible assets are amortized over the following estimated useful lives:

Asset	Estimated Useful Life

Video material licenses	5 years
Web domain	15 years
Patents	20 years
Trademark	2 years
Customer Relationships	3 years
Existing Technology	5 years
Non-Compete Agreements	3 years

Impairment of long-lived assets – Management reviews long-lived assets, which includes property and equipment and identifiable definite lived intangible assets, for impairment when circumstances indicate the carrying amount of an asset may not be recoverable based on the undiscounted future cash flows of the asset. If the carrying amount of an asset may not be recoverable, a write-down to fair value is recorded. There was no impairment losses recognized during the period ended September 30, 2024.

Stock-based compensation – The Company measures stock-based compensation to employees at the grant date and recognizes compensation expense over the requisite service period. Stock-based compensation costs are included in operating expenses in the consolidated statement of operations.

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(1)	Summary of significant accounting policies (continued)

Income taxes – ClearDoc, Inc. and Balloon Technologies, Inc. are corporations. The Company utilizes the asset and liability method of accounting for income taxes in accordance with ASC 740- 10, Income Taxes, under which deferred income taxes are determined based on the temporary differences between the financial statements and income tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is more likely than not that some of the deferred income tax assets will not be realized.

As the Company has net operating loss carry forwards for federal and state purposes, the statute of limitations remains open for all tax years to the extent the tax attributes are carried forward into future tax years.

The Company has adopted the standards requiring disclosure of uncertain income tax positions under ASC 740, Income Taxes. A company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured on the largest benefit that has a greater than 50% likelihood of being realized upon settlement. The Company has not identified any tax positions which are considered to be uncertain. There has been no interest or penalties recognized in the financial statements.

In addition, no tax positions exist for which it is reasonably possible that the total amounts of unrecognized tax benefits will significantly increase or decrease within the next 12 months. The Company files income tax returns in the U.S. federal jurisdiction and in various state jurisdictions. With few exceptions, the Company is no longer subject to income tax examination by the U.S. federal, state or local tax authorities for years before 2020. As the Company has indefinite lived net operating losses, the statute of limitations remains open until three years after the net operating losses are utilized.

Revenue recognition – The Company primarily derives its revenues using a SaaS subscription model. Revenues are recognized by completing a five-step process: 1) identifying the contract with a customer, 2) identifying the performance obligations in the contract, 3) determining the transaction price, 4) allocating the transaction price to the performance obligations, and 5) recognizing revenue when or as the performance obligation is satisfied.

The Company primarily enters into fixed price subscription contracts with customers. Customers have the option of entering into monthly, one-year, or multi-year service agreements, which auto- renew without discount for additional periods of the same duration as the initial term, unless either party requests termination in writing at least thirty days prior to the end of the initial service term. Subscription revenues are recognized ratably over the term of the service agreement, which is considered an output method, as the obligation of hosting the SaaS product is fulfilled over the course of the agreement. The Company does not charge for implementation or recognize any revenues upfront due to the minimal effort required.

Deferred revenue results from advance cash receipts from customers or advance billings of customers at the inception of the billing period for subscriptions and is recognized as revenue when revenue recognition criteria are met. Deferred revenue represents contract liabilities.

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(1)	Summary of significant accounting policies (continued)

Revenue recognition (continued) – The beginning and ending contract balances are as follows:

	September 30,	January 1,
	2024	2024
Accounts receivable, net	$525,231	$810,408
Deferred sales commissions	$732,571	$1,011,218
Deferred revenue	$2,832,562	$3,171,874

Of the $3,171,874 deferred revenue opening balance as of January 1, 2024, $2,763,422 was recognized as revenue in for the period ended September 30, 2024.

The following FASB ASC 606, Revenue from Contracts with Customers, practical expedients are utilized:

●	When an unconditional right to consideration from a customer in an amount that corresponds directly with the value of performance completed to date exists, revenue is recognized equal to the amount to which there is a right to invoice for services performed.
●	When the Company transfers goods or services to a customer and payment from the customer is expected within one year or less, a significant financing component is presumed not to exist.
●	As a result of an accounting policy election, all taxes assessed by governmental authorities that are collected by the Company from its customers (use taxes, value added taxes, some excise taxes), are excluded from the measurement of the transaction price.

Cost of revenue – Cost of revenue primarily consists of salaries and wages, hosting, and other software expenses associated with providing services to customers.

Advertising costs – Advertising costs are expensed when incurred. Advertising expense for the period ended September 30, 2024 was $106,050.

R&D costs – R&D costs are expensed when incurred. R&D expense for the period ended September 30, 2024, was $1,482,575.

Leases – The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets, other current liabilities, and operating lease liabilities on the consolidated balance sheet.

Operating lease ROU assets and operating lease liabilities are recognized based on the present value of the lease payments over the lease term at commencement date. The operating lease ROU asset also includes initial direct costs incurred by the lessee and any lease payments made to the lessor before the commencement date and exclude any lease incentives received.

The lease terms consist of the following: any non-cancelable periods, periods covered by an option to extend the lease if the Company is reasonably certain to exercise that option and periods covered by an option to terminate the lease if the Company is reasonably certain not to exercise that option.

The Company elected to apply the short-term lease exception for all applicable classes of underlying assets. Leases, with an initial term of 12 months or less, that do not include an option to purchase the underlying assets that are reasonably certain to be exercised, are not recorded on the consolidated balance sheet. The Company’s short-term lease costs do not reflect ongoing short- term lease commitments. Total short-term lease expense, included in operating expense, for the period ended September 30, 2024 was $476.

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(1)	Summary of significant accounting policies (continued)

Going concern assessment – Management annually evaluates whether there are conditions or events, considered in the aggregate, that indicate it is probable that substantial doubt about the Company’s ability to continue as a going concern exists within one year of the date that the financial statements are available to be issued. This evaluation is based on relevant conditions and events that are known or reasonably knowable on the date that the financial statements are available to be issued.

Management did not determine that there are conditions that raise substantial doubt about the entity’s ability to continue as a going concern as the Company expects to have sufficient funds to meet its obligations within one year after the date the financial statements are expected to be issued. Specifically, the Company expects to have sufficient operating cash flow to cover its current expenses. Therefore, the going concern risk is deemed to be low as of analysis date.

Accounting for acquisitions – Management accounts for acquisitions of businesses in accordance with FASB ASC Topic 805, Business Combinations. The Company records the fair value of all identifiable assets acquired and liabilities assumed. The Company determines the fair value of tangible assets generally using valuation techniques that consider comparable market transactions and other available information. As final information regarding the fair value of the assets acquired and liabilities assumed is received and estimates are refined, appropriate adjustments will be made in no case later than twelve months after the acquisition date. Transaction costs and fees incurred related to acquisitions are expensed as incurred. The Company determines the fair value of identified intangible assets using valuation techniques that consider comparable market transactions, weighted average cost of capital, discounted cash flow techniques, and other available information. The Company allocates the purchase price based on the fair value of the identifiable tangible and intangible assets and liabilities. The difference between the total cost of the acquisition and the sum of the fair values of the acquired tangible and identifiable intangible assets less assumed liabilities is recorded as goodwill or bargain purchase gain.

(2)	Property and equipment, net

Property and equipment, net consists of the following as of the period ended September 30, 2024:

Computer equipment	$12,282
Accumulated depreciation	(8,147)
Property and equipment, net	$4,135

Depreciation expense for the period ended September 30, 2024 was $1,842.

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(3)	Goodwill and identifiable intangible assets, net

Identifiable intangible assets and goodwill consisted of the following as of the period ended September 30, 2024:

	Gross Carrying Amount	Accumulated Amortization	Intangibles, net
Video Material Licenses	$12,386	$(4,954)	$7,432
Web domain	3,078	(1,436)	1,642
Patents	100,065	(12,947)	87,118
Trademark - Routine IP Based	2,000	(2,000)	-
Customer Relationships - Existing	69,000	(69,000)	-
Existing Technology - Routine IP Based	480,000	(304,000)	176,000
Non-Compete Agreements	10,000	(10,000)	-
Goodwill	312,883	-	312,883
Totals	$989,412	$(404,337)	$585,075

Amortization expense charged to operations for the period ended September 30, 2024 was $92,764.

Estimated amortization expense for each of the next five years and thereafter is as follows:

Periods ending September 30:
2025	$103,204
2026	87,204
2027	7,204
2028	4,727
2029	4,727
Thereafter	54,541
Total	$261,607

(4)	Credit facility

The Company entered into a credit facility agreement with Signature Bank on November 12, 2021, which allowed for a line of credit and term loan. On May 12, 2023, the credit facility was transferred to Customers Bank due to Signature Bank being placed into receivership. The line of credit allowed for borrowings up to $10,000,000, which is collateralized by substantially all assets of the Company, however due to the transfer from Signature Bank to Customers Bank, there is no further availability subsequent to the borrowings described below. The credit facility was amended on November 1, 2023 to extend the maturity date of the line of credit to March 12, 2024. Subsequent to the year end, the credit facility was amended to extend the maturity date of the line of credit to November 12, 2025. Additionally, per the second amendment, the Company must make equal payments of principal and all accrued interest beginning March 12, 2024 for twenty- one months. Simultaneously, the $230,000 line of credit was integrated into the term loan, both under Customers Bank. No changes were made to the payment structure.

The term loan allowed for borrowings up to $5,000,000, carries interest at the greater of the Prime rate plus .75%, or 4% (8.75% as of September 30, 2024), and has a maturity date of November 12, 2025. For the period ended September 30, 2024, the outstanding borrowings against the term loan portion of the credit facility (now also consisting of the previous line of credit balance) was $503,333. As described above, there is no further availability subsequent to the outstanding amount.

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(4)	Credit facility (continued)

The future maturities of the credit facility are as follows:

Periods Ending September 30,	Term Loan
2025	$71,904
2026	-
Total long-term debt	$-

(5)	Mezzanine equity

Preferred stock – The Company has authorized the issuance of five classes of preferred stock: Series A convertible preferred stock (“Series A”), Series Seed 1 convertible preferred stock, Series Seed 2 convertible preferred stock, Series Seed 3 convertible preferred stock, and Series Seed 4 convertible preferred stock (collectively known as “Series Seed”).

The holders of preferred stock are entitled to vote with common stockholders as a single class. Preferred stockholders are entitled to a number of votes equivalent to the eligible number of common shares they would have upon exercising their conversion option.

The holders of Series A and Series Seed preferred stock may convert their shares to common stock at a price equal to the original issue price of each respective class of preferred stock. The conversion price of each class of preferred stock may be adjusted from time to time pursuant to the second amended and restated certificate of incorporation. Per the second amended and restated certificate of incorporation, conversion rights are terminated upon liquidation.

The Series A preferred stock has a liquidation preference equal to the greater of one time than the original issue price plus any dividends declared but unpaid thereon, or the equivalent of the amount payable had all shares of Series A preferred stock been converted into common stock. Upon liquidation, Series A is in preference to Series Seed.

The Series Seed preferred stock has a liquidation preference equal to the greater of the original issue price plus any dividends declared but unpaid thereon, or the equivalent of the amount payable had all shares of Series A and Series Seed been converted into common stock.

There is no obligation requiring the issuer to redeem the Series A or Series Seed shares by transferring its assets at a specified or determinable date (or dates) or upon an event that is certain to occur. The Series A and Series Seed shares are equity- classified as mezzanine equity on the face of the financial statements.

(6)	Stockholders’ equity

Common stock – The holders of the Company’s common stock are entitled to one vote per share on all matters which stockholders are entitled to a vote.

Stock option plan – The Company adopted a stock option plan (the “Plan”) in 2017. The Plan provides for the grant of up to 1,462,949 stock options to officers, directors, and employees of the Company. Options are granted under the Plan and are incentive stock options or non-qualified stock options. Recipients are required to sign an agreement in which options may not be transferred. The Plan provides for a straight-line vesting period of up to four years with service a requirement. All unvested options shall vest and become exercisable upon a Change of Control (as defined in the Plan). The Company accounts for any forfeitures of options when they occur.

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(6)	Stockholders’ equity (continued)

Using the option-pricing model, the fair value of the Plan options was estimated on the date of grant based on the following weighted-average assumptions:

Risk-free interest rate	4.68%
Expected dividend yield	0%
Expected volatility	55%
Expected life in years	0.5
Forfeiture rate	0%

Activity in the Company’s Plan for the period ended September 30, 2024 is as follows:

	Options	Weighted Average Exercise Price
Options outstanding, January 1, 2024	1,006,265	$1.76
Exercised	(65,116)	$0.23
Forfeited	(132,183)	$1.96
Options outstanding, September 30, 2024	808,966	$0.50
Weighted-average remaining contractual life of options outstanding		5.89 years
Options exercisable		707,262
Weighted-average exercise price of options exercisable		$0.50

For the period ended September 30, 2024, 524,495 options had vested, and 284,471 options were expected to vest between October 2024 and October 2026. Future compensation expense associated with the unvested options totals $24,269. For the period ended September 30, 2024, stock compensation expense was $12,121.

In January 2024, the Board of Directors of the Company approved the cancellation and replacement of various stock options held by certain participants as part of the Company’s 2017 Equity Incentive Plan. The Company offered to replace outstanding options having an exercise price greater than $0.50 per share with a new stock option with an exercise price of $0.50 per share. Participants holding a total of 808,966 options elected to participate in the option exchange. Due to the repricing, there was a significant decrease in the cost associated with these shares.

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(7)	Income taxes

Income tax benefit included in the accompanying consolidated statement of operations is summarized as follows:

Current	$-
Deferred	608,606
Valuation allowance	(608,606)
Total income tax benefit	$-

The deferred income tax assets and liabilities consisted of the following as of the period ended September 30, 2024:

Deferred income tax assets:
Net operating loss carryforwards	$4,205,989
Research and experimental expenses	1,016,763
Tax credits	22,741
Accrued expenses	22,532
Deferred revenue	61,078
Stock compensation	438,786
Gross deferred income tax assets	5,767,889
Less: valuation allowance	(5,719,825)
Total deferred income tax assets	48,064

Deferred income tax liabilities:
Property and equipment	469
Intangibles	47,595
Total deferred income tax liabilities	48,064
Net deferred income taxes	$-

The Company has a valuation allowance against its net deferred income for the period ended September 30, 2024. The valuation allowance was recorded due to cumulative losses and the Company’s conclusion that it was more likely than not that certain deferred income tax assets would not be realized.

The Company’s deferred income tax assets include certain future tax benefits. For the period ended September 30, 2024, the tax-effected deferred income tax assets included $4,205,989 related to net operating losses. Of this amount, $3,125,150 related to federal net operating losses and $1,080,839 related to various state net operating losses. For the federal net operating losses, $75,955 are set to expire between the years 2036 and 2037, while the remaining $3,049,195 does not expire. The various state net operating losses of $1,080,839 are set to expire at various times.

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(8)	Employee benefit plan

The Company maintains a 401(k) plan which covers all eligible employees. The Company may, but is not required to, make a matching contribution to the plan which is made based on a percentage of the employees’ contributions and allocated to participants at the end of the plan year. For the period ended September 30, 2024, the Company did not make any matching contributions to the plan.

(9)	Commitments and contingencies

From time to time the Company may become subject to various routine legal proceedings and other matters in the ordinary course of business, some of which may be covered in whole or in part by insurance. In management’s opinion, none of these matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows.

(10)	Subsequent Events

On December 18, 2024, Banzai International, Inc., a Delaware corporation, closed a previously announced merger, with ClearDoc, Inc., pursuant to an Agreement and Plan of Merger, date December 10, 2024.

As of the effective time of the merger, each share of capital stock of ClearDoc issued and outstanding immediately prior to the merge (other than shares as to which dissenter’s rights have been properly exercised and certain other excluded shares) was converted into the right to receive Banzai Class A Common Stock, par value $0.0001 per share, and pre- funded warrants, each exercisable for one share of Banzai Class A Common Stock at an exercise price of $0.0001 issued in lieu thereof, in an amount equal to the quotient of $19,600,000 divided by the Conversion Price.

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